LASER STORM, INC.
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                      [x]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement    [ ] Confidential, for Use  of the  Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                LASER STORM, INC.
                (Name of Registrant as Specified In Its Charter)


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     previously.  Identify the previous filing by registration statement number,
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

                                LASER STORM, INC.
                     7808 Cherry Creek South Drive, Unit 301
                             Denver, Colorado 80231


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be held on August 15, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Laser Storm, Inc., a Colorado corporation (the "Company"), will be held at Laser Storm of Arapahoe Village, 5150 East Arapahoe Road, Littleton, Colorado 80122, on August 15, 1997, at 9:00 a.m. Mountain Time, for the purpose of considering and voting upon proposals to:

     (1) Elect three directors to serve until the next Annual Meeting of Stockholders;

     (2)  Approve the 1996 Incentive and Nonstatutory Stock Option Plan;

     (3) Adopt an amendment to Article II of the Company's Restated Articles of Incorporation With Amendments to add paragraph 7 which specifically provides that the Company's shareholders do not have preemptive rights to acquire unissued shares of the Company; and

     (4)  Transact such other business as may lawfully come before the Meeting.

Only stockholders of record at the close of business on June 13, 1997, are entitled to notice of and to vote at the Meeting, and at any adjournment thereof.

The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.



                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              WILLIAM R. BAUERLE, SECRETARY
Denver, Colorado
July 15, 1997

                                LASER STORM, INC.
                     7808 Cherry Creek South Drive, Unit 301
                             Denver, Colorado 80231

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 15, 1997


     This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Laser Storm, Inc. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at Laser Storm of Arapahoe Village, 5150 East Arapahoe Road, Littleton, Colorado 80122, on August 15, 1997, at 9:00 a.m. Mountain Time, and at any adjournment thereof.

     It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about July 15, 1997.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count.

                         ACTIONS TO BE TAKEN AT MEETING

     The Meeting is called by the Board of Directors of the Company (the "Directors") to consider and act upon the following matters:

     (1)  The election of three directors of the Company;

     (2)  The adoption of the 1996 Incentive and Nonstatutory Stock Option Plan;

     (3) The adoption of an amendment to Article II of the Company's Restated Articles of Incorporation With Amendments to add paragraph 7 which specifically provides that the Company's shareholders do not have preemptive rights to acquire unissued shares of the Company; and

     (4) Such other business as may properly come before the Meeting or any adjournment thereof.

     The holders of one-third of the outstanding shares of Common Stock of the Company, present at the Meeting in person or represented by proxy, shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors.

The 1996 Incentive and Nonstatutory Stock Option Plan and the amendment to the Restated Articles of Incorporation With Amendments will be approved and adopted, respectively, if a quorum exists and if the votes cast for approval and adoption, respectively, exceed the votes cast against approval and adoption, respectively. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker nonvotes on proposals other than the election of directors, if any, will be counted as present for purposes of the proposal and will have the effect of a vote against the proposal.

                                VOTING SECURITIES

     Voting rights at the Meeting are vested in the holders of the Company's $0.001 par value common stock (the "Common Stock") with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only holders of record of the Common Stock at the close of business on June 13, 1997, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On June 13, 1997, the Company had 3,824,836 shares of Common Stock outstanding.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

     Effective at the Meeting, the number of directors on the Company's Board of Directors has been established by resolution of the Board of Directors as three directors. The terms of all of the current directors expire at this Meeting.

     The persons named in the enclosed form of Proxy will vote the shares represented by Proxies received by them for the election of the three nominees for director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxies will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Robert J. Cooney, William R. Bauerle and John E. McNutt will hold office until the next annual meeting of stockholders or until their successors are duly elected or appointed. The nominees for director, each of whom has consented to serve if elected, are as follows:



Name and                       Director
Nominee                        Since             Age           Principal Occupation for Last Five Years
--------                       --------          ---           ----------------------------------------
Robert J. Cooney               1990              33            Chairman  of the Board  and  Chief  Executive
                                                               Officer of the  Company  since March 1990 and
                                                               the  Treasurer  of the Company  from  October
                                                               1994  to  February  1997.  President  of  the
                                                               Company from February 1992 to April 1994.

William R. Bauerle             1994              46            President and Chief Operating  Officer of the
                                                               Company  since April 1994 and a director  and
                                                               the Secretary of the Company since July 1994.
                                                               From  1985 to the  present,  President  and a
                                                               director of Asset Development Corporation,  a
                                                               software  development and business consulting
                                                               firm.

John E. McNutt                 1997              40            Chief  Financial  Officer,  Treasurer  and  a
                                                               director of the Company  since  February 1997
                                                               and was  Vice  President  of  Finance  of the
                                                               Company  from  July  1996 to  February  1997.
                                                               Associated   with   CAIRE,   Inc.,   formerly
                                                               Mountain   Medical    Equipment,    Inc.,   a
                                                               manufacturer  and seller of home  health care
                                                               respiratory  equipment,  from  1981  to  July
                                                               1996,  where Mr.  McNutt  served  in  various
                                                               capacities including corporate controller and
                                                               Vice  President  of  a  subsidiary,  Mountain
                                                               Medical Leasing Co.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES LISTED ABOVE.

                 SECURITY OWNERSHIP OF CERTAIN PERSONS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, outstanding as of June 13, 1997, by (i) each person who owned of record, or who is known to the Company to own beneficially, more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company's directors and executive officers and (iii) all of the Company's executive officers and directors as a group.

Name and Address of Beneficial Owner                Amount and Nature of      Percent of
or Name of Director or Executive Officer           Beneficial Ownership(1)    Class(2)
----------------------------------------           ----------------------     ----------
Robert J. Cooney ..................................        841,800              22.0%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

William R. Bauerle ................................        151,250(3)            3.9%

John E. McNutt ....................................         75,000(4)            1.9%

Frank J. Ball .....................................         76,250               2.0%

Harold Skripsky ...................................         50,000(5)            1.3%

All Officers and Executive Directors as a .........      1,194,300(6)           29.7%
Group (5 Persons)

Edward J. Bonis ...................................        411,750              10.8%
7808 Cherry Creek South Drive, Unit 301
Denver, Colorado 80231

-----------------

     (1) The beneficial owners listed have sole voting and investment power with respect to the shares of Common Stock.

     (2) Assumes the stock option of each person who has a stock option is exercised whether or not the stock option is vested.

     (3) Includes 75,000 shares of Common Stock underlying stock options, 50,000 shares of which are currently exercisable and the balance of which become exercisable in December 1997.

     (4) Consists of 75,000 shares of Common Stock underlying stock options, none of which are exercisable until August 1997.

     (5) Consists of 50,000 shares of Common Stock underlying a stock option, 37,500 of which are currently exercisable and 12,500 of which are not exercisable until October 1997.

     (6) Includes 200,000 shares of Common Stock underlying the outstanding stock options described above.

                          EXECUTIVE OFFICERS

     The executive officers of the Company are Robert J. Cooney, William R. Bauerle and John E. McNutt, information pertaining to whom is set forth above under "Election of Directors." Each executive officer holds office until his or her successor is duly elected and qualified or until his resignation or until he shall be removed in the manner provided in the Company's bylaws.

                          DIRECTORS MEETINGS

     The Company's Board of Directors held 21 meetings during the Company's last fiscal year ended December 31, 1996. Fourteen of such meetings consisted of consent directors minutes signed by all directors and seven of such meetings were actual meetings at which all of the directors were present in person or by telephone. The Board of Directors currently has no standing audit, nominating or compensation committees or committees performing similar functions. No current director attended less than 75% of the aggregate of all board of director meetings and all committee meetings on which he served during the fiscal year ended December 31, 1996.

     There was no arrangement or understanding between any director or executive officer and any other person pursuant to which any person was selected as a director.

       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file various reports with the Securities and Exchange Commission concerning their holdings of, and transactions in, securities of the Company. Copies of these filings must be furnished to the Company.

     Based on a review of the copies of such forms furnished to the Company and written representations from the Company's officers and directors, the Company believes that all of the persons who were officers or directors of the Company during the year ended December 31, 1996, made all filings required under Section 16(a) on a timely basis during the year ended December 31, 1996, except for James E. Johnson, a former officer of the Company, who was late in filing his Form 3.

                             COMPENSATION

     The following table sets forth certain information concerning the compensation paid by the Company for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994, to those persons who were, at December 31, 1996 (i) the chief executive officer of the Company and (ii) the other most highly compensated executive officers of the Company whose annual salary and bonus from the Company exceeded $100,000 for the fiscal year ended December 31, 1996.

                      Summary Compensation Table
                                                                                          Long Term
                                                             Annual Compensation          Compensation
                                                        -------------------------------   ------------
                                                                                           Securities
Name and Principal                                                         Other Annual    Underlying    All Other
Positions at 12/31/96                          Year     Salary    Bonus    Compensation      Options    Compensation
----------------------------------------    ----------  -------  --------  ------------     --------    ------------

Robert J. Cooney ...........................   1996...$ 150,000  - 0 -     $28,942(1)         -0-         None
Chairman of the Board and                      1995...$ 150,000  - 0 -     $24,335(1)         -0-         None
Chief Executive Officer                        1994...$  97,500  - 0 -     $ 3,883(1)         -0-         None

William R. Bauerle .........................   1996...$ 150,000   -0-      $26,681(2)         -0-          -0-
President and Secretary                        1995...$ 150,000   -0-      $21,099(2)         -0-          -0-
                                               1994...$  71,250   -0-      $ 2,934(2)         -0-      $21,727(4)

Eric B. Schwartzman ........................   1996...$ 100,000   -0-      $11,294(5)         -0-          -0-
Vice President of Marketing                    1995...$  -0-      -0-          -0-         75,000(6)       -0-
and Product Development until January 1997     1994...$  -0-      -0-          -0-            -0-          -0-

Frank J. Ball ..............................   1996...$ 120,000   -0-      $12,016(7)         -0-      $15,238(8)
Vice President of Manufacturing,               1995...$  45,411   -0-      $ 5,685(7)         -0-      $14,020(8)
Executive Vice President,                      1994...$  -0-      -0-          -0-            -0-      $14,000(8)
Operations and General
Counsel until December
1996, October 1996 and
October 1996, respectively,
and Director

Michael D. Kessler                             1996...$ 110,000   -0-      $43,571(9)         -0-          -0-
Vice President of Retail                       1995...$  13,749   -0-          -0-         75,000(6)       -0-
Operations until December                      1994...$  -0-      -0-          -0-            -0-          -0-
1996

------------------

     (1) Includes amounts paid by the Company for automobile expenses ($12,159 in 1996, $8,988 in 1995 and $3,218 in 1994), health club dues ($1,490 in 1996,
$1,559 in 1995 and $665 in 1994), life insurance premiums advanced on behalf of Mr. Cooney ($12,110 in 1996 and $12,111 in 1995) and disability insurance premiums ($3,183 in 1996 and $1,677 in 1995). Does not include any value that may have been realized by Mr. Cooney when he used whatever equity there was in a Company automobile as a down payment on a personal automobile. The Company estimates the amount of the equity to be less than $5,000.

     (2) Includes amounts paid by the Company for automobile expenses ($11,637 in 1996 and $7,204 in 1995), health club dues ($250 in 1995 and $660 in 1994), life insurance premiums advanced on behalf of Mr. Bauerle ($11,635 in 1996, $11,635 in 1995 and $1,939 in 1994) and disability insurance premiums ($3,407 in 1996, $2,010 in 1995 and $335 in 1994).

     (3) The stock options granted to Mr. Bauerle vest in increments of 25,000 shares each on December 12, 1995, December 12, 1996 and December 12, 1997 at an exercise price of $0.20 per share and expire on December 12, 2000, December 12, 2001 and December 12, 2002, respectively.

     (4) Represents consulting fees paid to a corporation owned by Mr. Bauerle prior to Mr. Bauerle becoming an employee of the Company.

     (5) Includes amounts paid by the Company for automobile expenses ($11,294 in 1996).

     (6) These options terminated on the date upon which Mr. Schwartzman's and Mr. Kessler's employment with the Company terminated, which dates were January 6, 1997 and December 6, 1996, respectively.

     (7) Includes amounts paid by the Company for automobile expenses ($10,526 in 1996 and $4,605 in 1995) and health club dues ($1,490 in 1996 and $1,080 in
1995).

     (8) Represents amounts paid in legal fees for services rendered by the law firm owned by Mr. Ball.

     (9) Includes amounts paid by the Company for automobile expenses ($8,742 in 1996), health club dues ($1,320 in 1996) and a commission ($33,509 in 1996).


                     FISCAL YEAR END OPTION VALUES

     The following table sets forth information with respect to the unexercised options held by the following persons as of December 31, 1996.

                                                      Aggregate Fiscal Year End Option Values
                                    -------------------------------------------------------------------------
                                     Number of Securities Underlying Un-        Value of Unexercised In-the-
                                    exercised Options at Fiscal Year End        Money Options at Fiscal Year
                                          Exercisable/Unexercisable             End Exercisable/Unexercisable
                                     -----------------------------------        -----------------------------
Robert J. Cooney...............                      -0-                                     -0-
William R. Bauerle.............                 50,000/25,000                        $40,000/$20,000(1)
Eric B. Schwartzman............                 25,000/50,000                                -0-
Frank J. Ball..................                      -0-                                     -0-
Michael D. Kessler.............                 25,000/50,000                                -0-

----------------------

     (1) The value is based on the closing sale price of $1.00 of the Company's Common Stock on December 31, 1996 minus the exercise price of the options.

     No options to purchase the Company's Common Stock were exercised by Messrs. Cooney, Bauerle, Schwartzman, Ball or Kessler during the Company's fiscal year ended December 31, 1996.

     Until December 31, 1997, the Company has agreed with Laidlaw Equities, Inc., the representative of the underwriters of the Company's initial public offering which was completed in April 1996, that the Company will not increase, without shareholder approval, the compensation of Messrs. Cooney and Bauerle by more than an aggregate of 15% per annum above current levels. Subject to the foregoing limitations, the Company may reserve up to 10% of net pre-tax profits over $1,000,000 for bonuses to Company executives and employees.

     Compensation of Directors. During 1996, the Company paid to each of Harrison A. Price, a former director of the Company, and Harold Skripsky, a current director of the Company, $20,000 per year. From January 1, 1997, through the date of the Meeting, the Company will pay $5,000 per quarter to Harold Skripsky. In 1995, the Company also granted to each of Harrison A. Price and Harold Skripsky an option to purchase 50,000 shares of Common Stock at $4.00 per share. One-half of each option vested in October 1995 and one quarter of each option vested in October 1996. One quarter of Harrison A. Price's option (i.e., 12,500 shares) terminated when he resigned as a director of the Company in March 1997. One quarter of Harold Skripsky's option (i.e., 12,500 shares) will terminate on the date of the Meeting. The options must be exercised within 5 years from the date of vesting. The options were not granted under the 1996 Plan, defined and described below.

     Employment Contracts and Termination of Employment and Change-In-Control Arrangements. Messrs. Cooney and Bauerle have employment agreements with the Company. Each employment agreement contains provisions that the employee will not disclose Company confidential information and will not compete with the Company for 24 months after termination of the employee's agreement.

     Mr. Cooney's agreement was effective October 1, 1994, extends through September 10, 1998, and provides for an annual salary of $150,000. Effective February 1, 1997, Mr. Cooney temporarily reduced his annual salary to $100,000. The amount not being paid is being accrued by the Company for later payment. The Company may terminate the agreement with or without cause. If the Company terminates Mr. Cooney's agreement without cause, the Company must continue to pay Mr. Cooney his salary until September 10, 1998.

     Mr. Bauerle's agreement was effective October 1, 1994, extends through September 10, 1998, and provides for an annual salary of $150,000. Effective February 1, 1997, Mr. Bauerle temporarily reduced his annual salary to $100,000. The amount not being paid is being accrued by the Company for later payment. The Company may terminate the agreement with or without cause. If the Company terminates Mr. Bauerle's agreement without cause, the Company must pay Mr. Bauerle his salary for six months after the termination.

     Mr. McNutt does not have an employment agreement with the Company. Mr. McNutt receives a salary of $78,000 annually and was granted options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $2.25 per share. The options vest 25,000 on August 15, 1997, 25,000 on August 15, 1998, and 25,000 on August 15, 1999, and expire on August 15, 2002, August 15, 2003, and August 15, 2004, respectively.

     Each executive officer also receives a $725 per month vehicle allowance and is reimbursed for all other business related expenses.

     Termination Arrangements with Former Officers

     Frank J. Ball, the former Executive Vice President and General Counsel of the Company and a Director of the Company had an employment agreement with the Company that was terminated on December 6, 1996. As a result, the Company must pay Mr. Ball his salary and benefits through June 1997.

     Michael D. Kessler, the former Vice President of Retail Operations of the Company, had an employment agreement with the Company that was terminated on December 6, 1996. As a result, the Company must pay Mr. Kessler his salary and benefits through June 1997.

     Eric B. Schwartzman, the former Vice President of Marketing and Product Development, had an employment agreement with the Company that was terminated on January 16, 1997. As a result, the Company must pay Mr. Schwartzman his salary and benefits through July 1997.

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Robert J. Cooney, the Company's Chairman of the Board and Chief Executive Officer, has individually guaranteed, until December 31, 2000, the obligations of the Company under the lease for the Company's facilities. The lease expires on January 31, 2006 and requires base rental rate payments of $20,645 per month for the first 36 months with increased rentals thereafter tied to the Consumer Price Index.

     Robert J. Cooney also has personally guaranteed an equipment lease for Laser Storm of Arapahoe Village, Inc., a wholly owned subsidiary of the Company that owns and operates a Laser Storm(R) game system. The lease is for a term of 36 months and requires monthly rental payments of approximately $4,929.

                          PROPOSAL NUMBER TWO

     APPROVAL OF 1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN

     Summary. The Company's Board of Directors has adopted the 1996 Incentive and Nonstatutory Stock Option Plan (the "1996 Plan"), subject to stockholder approval at the Meeting. A copy of the 1996 Plan is attached to this Proxy Statement as Exhibit A. The following is a brief summary of the 1996 Plan, which is qualified in its entirety by reference to Exhibit A.

     Options granted under the 1996 Plan may be either Nonstatutory Options or Incentive Options. The purpose of the 1996 Plan is to advance the interests of the Company, its stockholders and its subsidiaries by encouraging and enabling selected officers, directors, employees, and consultants of the Company, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its stock through the exercise of stock options.

     Amount of Common Stock Subject to Options Under the 1996 Plan. The 1996 Plan provides for the grant of stock options covering an aggregate of 1,000,000 shares of Common Stock. The number of shares of Common Stock subject to options is subject to equitable adjustments for any stock dividends, stock splits, reverse stock splits, combinations, recapitalizations, reclassifications or any other similar changes which may be required in order to prevent dilution. Any option which is not exercised prior to expiration or which otherwise terminates will thereafter be available for further grant under the 1996 Plan.

     Administration of the 1996 Plan. The 1996 Plan may be administered by the Board of Directors or by a committee appointed by the Board of Directors consisting of not fewer than two non-employee members of the Board of Directors (the "Committee"). Subject to the conditions set forth in the 1996 Plan, the Board of Directors or the Committee has full and final authority to determine the number of shares to be represented by each option, the individuals to whom and the time or times at which such options shall be granted and be exercisable, their exercise prices and the terms and provisions of the respective agreements to be entered into at the time of grant, which may vary. The 1996 Plan is intended to be flexible, and a significant amount of discretion is vested in the Board of Directors or the Committee with respect to all aspects of the options to be granted under the 1996 Plan.

     Participants. Nonstatutory Options may be granted under the 1996 Plan to any person who is or who agrees to become an officer, director, employee or consultant of the Company or any of its subsidiaries. Incentive Options may be granted only to persons who are employees of the Company or any of its subsidiaries. As of June 16, 1997, the Company and its subsidiaries had approximately 98 employees. The participants will not be required to pay any sums for the granting of options, but may be required to pay the Company for extending the options.

     On November 1, 1996, the Board of Directors granted Incentive Options to John E. McNutt and James E. Johnson to purchase a total of 100,000 shares of the Company's Common Stock. All 100,000 Incentive Options granted have an exercise price of $2.25 per share and expire at times between October 31, 2002 and October 31, 2004. Mr. McNutt is an employee of the Company. Mr. Johnson's employment with the Company terminated on February 15, 1997, thereby terminating the option and making it available for further grant under the 1996 Plan. The Incentive Options are not exercisable until the earlier of the date that the 1996 Plan is approved by the shareholders or October 31, 1997. If the 1996 Plan is not approved by the shareholders, the Incentive Options granted under the 1996 Plan will automatically become Nonstatutory Options.

     The following table provides certain information as to the options that have been granted under the 1996 Plan:

                                                  Number of Shares
               Optionee                     Underlying the Options Granted
               --------                     ------------------------------

          John E. McNutt ...........................  25,000

          All executive officers (as a group) ......  25,000

          All directors (as a group) ...............  25,000

          James E. Johnson .........................  75,000(1)

     (1) This grant represented 5% or more of the total options to be granted under the 1996 Plan. However, Mr. Johnson's option terminated on February 15, 1997, when his employment with the Company terminated, and the shares underlying such option are available for further option grants under the 1996 Plan.

     Exercise Price. The exercise price of each Nonstatutory Option granted under the 1996 Plan is determined by the Board of Directors or the Committee. The exercise price of each Incentive Option granted under the 1996 Plan is determined by the Board of Directors or the Committee and shall in no event be less than 100% (110% in the case of a person who owns directly or indirectly more than 10% of the Common Stock) of the fair market value of the shares on the date of grant. The payment of the exercise price of an option may be made in cash or shares of Common Stock. Fair market value is to be determined by the Board of Directors or the Committee in accordance with the 1996 Plan and such determination shall be binding upon the Company and upon the holder. The closing sale price of the Common Stock on June 16, 1997 as reported on the Nasdaq Small-Cap Market was $0.50 per share.

     Terms of Options. Options may be granted for a term of up to 10 years (five years in the case of Incentive Options granted to a person who owns directly or indirectly more than 10% of the Company's outstanding Common Stock), which may extend beyond the term of the 1996 Plan.

     Exercise of Options. The terms governing the exercise of options granted under the 1996 Plan are to be determined by the Board of Directors or the Committee, which may limit the number of options exercisable in any period. Payment of the exercise price upon exercise of an option may be made in any combination of cash and shares of Common Stock, including the automatic application of shares of Common Stock received upon exercise of an option to satisfy the exercise price of additional options (unless the Board of Directors or the Committee provides otherwise). Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares on the date of exercise.

     Nontransferability. Incentive Options granted under the 1996 Plan are not transferable or assignable, other than by will or the laws of descent and distribution, and, during the lifetime of the holder, options are exercisable only by the holder. Nonstatutory Options do not contain restrictions on transferability.

     Termination of Relationship. Except as the Board of Directors or the Committee may expressly determine otherwise, if the holder of an Incentive Option ceases to be employed by the Company or any of its subsidiaries other than by reason of the holder's death or permanent disability, all Incentive Options granted to such holder under the 1996 Plan terminate immediately. In the event of the death or permanent disability of the holder of an Incentive Option, the option may be exercised to the extent that the holder might have exercised the option on the date of death or permanent disability for a period of up to 12 months following the date of death or permanent disability, unless by its terms the option expires before the end of such 12 month period.

     Amendment and Termination of the 1996 Plan. The Board of Directors may at any time and from time to time amend or terminate the 1996 Plan, but may not, without the approval of the stockholders of the Company representing a majority of the voting power present at a stockholders' meeting or represented and entitled to vote thereon, or by unanimous written consent of the stockholders,
(i) increase the maximum number of shares of Common Stock subject to options which may be granted under the 1996 Plan, other than in connection with an equitable adjustment, (ii) change the class of employees eligible for Incentive Options, or (iii) make any material amendment under the 1996 Plan that must be approved by the Company's stockholders for the Board of Directors to be able to grant Incentive Options under the 1996 Plan. No amendment or termination of the 1996 Plan by the Board of Directors may alter or impair any of the rights under any option granted under the 1996 Plan without the holder's written consent.

     Effective Date and Term of the 1996 Plan. Options may be granted under the 1996 Plan during its 10 year term which commenced on November 1, 1996.

Certain Federal Income Tax Consequences.

     Incentive Options. The Company believes that with respect to Incentive Options granted under the 1996 Plan, no income generally will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. If the optionee makes no disposition of the shares so received within two years from the date the Incentive Option was granted and one year from the receipt of the shares pursuant to the exercise of the Incentive Option, the optionee will generally recognize long term capital gain or loss upon disposition of the shares.

     If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, any amount realized from such a disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the fair market value at the time of such disposition exceeds the exercise price. Any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise generally will be treated as long term or short term capital gain, depending on the holding period of the shares. A disqualifying disposition will include the use of shares acquired upon exercise of an Incentive Option in satisfaction of the exercise price of another option prior to the satisfaction of the applicable holding period.

     The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for federal income tax purposes equal to the amount taxable to the optionee as ordinary income in connection with such disqualifying disposition (assuming that such amount constitutes reasonable compensation).

     Nonstatutory Options. The Company believes that the grant of a Nonstatutory Option under the 1996 Plan will not be subject to federal income tax. Upon exercise, the optionee generally will recognize ordinary income and the Company will be entitled to a corresponding deduction for federal income tax purposes (assuming that such compensation is reasonable) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Gain or loss on the subsequent sale of shares received on exercise of a Nonstatutory Option generally will be long term or short term capital gain or loss, depending on the holding period of the shares.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE 1996 PLAN.

                         PROPOSAL NUMBER THREE

             ADOPTION OF AN AMENDMENT TO ARTICLE II OF THE
          RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS
                          TO ADD PARAGRAPH 7

     Background and Discussion of Proposed Amendment. The Company was incorporated under the laws of the State of Colorado on March 12, 1990. Under the Colorado Corporation Code in effect at that time ("Prior Corporate Code"), shareholders of a corporation were entitled to preemptive rights to purchase unissued shares of the corporation unless the corporation's articles of incorporation expressly denied such rights to its shareholders. Article V,
Section 4 of the Company's Original Articles expressly denied preemptive rights to its shareholders.

     When the Colorado Business Corporation Act ("CBCA") became effective on July 1, 1994, Section 7-106-301(1) of the CBCA revised the Prior Corporate Code by providing that shareholders of a corporation do not have preemptive rights to acquire unissued shares of the corporation unless otherwise provided its articles of incorporation. In addition, the transition provisions (Section 7-117-101(3) of the CBCA) governing changes between the Prior Corporate Code and the CBCA provide that shareholders of an existing corporation (one that was in existence on June 30, 1994) shall have preemptive rights unless the original articles of incorporation denied such preemptive rights. Thus, shareholders of the Company continued to have no preemptive rights under the transition provisions as well.

     On November 1, 1994, the directors and shareholders of the Company by unanimous consent adopted and filed its Restated Articles of Incorporation With Amendments ("Restated Articles") so that the Company's Articles of Incorporation would comply with the CBCA. The Company filed Articles of Amendment to its Restated Articles on September 27, 1995, October 3, 1995 and February 13, 1996, and filed Articles of Correction on January 29, 1996. The Company's Restated Articles, as amended and corrected, are silent on the issue of shareholders' preemptive rights. Based upon Section 7-110-101(1) of the CBCA, which provides that "whether a provision is required or permitted in the articles of incorporation is determined as of the effective date of the amendment," the Company intended the silence in the Restated Articles regarding preemptive rights to indicate that Section 7-106-301(1) of the CBCA governed preemptive rights, rather than the transition provisions. In either case, however, the position of the Board of Directors of the Company is that the Company's shareholders have no preemptive rights.

     To resolve any confusion that may arise due to the silence in the Restated Articles, as amended and corrected, on the issue of shareholder preemptive rights, the Board of Directors of the Company recommends that the Restated Articles, as amended and corrected, be amended by adding paragraph 7 to Article II of the Restated Articles, as amended and corrected, which provides as follows:

               "7. The shareholders of the corporation do not have a preemptive right to acquire unissued shares of the corporation."

     Effect of Amendment on Stockholders. When the Restated Articles, as amended and corrected, were adopted subsequent to the CBCA's enactment, the Board of Directors intended that Section 7-106-301(1) of the CBCA governed preemptive rights. Therefore, it is the position of the Company's Board of Directors that the proposed amendment will not change the preemptive rights of the Company's shareholders but will only serve to clarify the Company's position with respect to the silence in the Restated Articles, as amended and corrected, regarding preemptive rights.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ADOPTION OF THE AMENDMENT TO ARTICLE II OF THE RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS TO ADD PARAGRAPH 7.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's principal independent public accountants for the fiscal year ended December 31, 1996 were HEIN + ASSOCIATES LLP. The Board of Directors has not met to select the principal independent public accountants for the fiscal year ended December 31, 1997. Representatives of HEIN + ASSOCIATES LLP are expected to be present at the Meeting, to have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                          ANNUAL REPORT TO STOCKHOLDERS

     This proxy statement is accompanied by a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996. The Company will provide without charge to each person to whom a copy of this Proxy Statement has been delivered, on the written request of such person, by first class mail or equally prompt means, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission. Requests for such copies should be directed to William R. Bauerle, Secretary, at the Company at its principal offices, 7808 Cherry Creek South Drive, Unit 301, Denver, Colorado 80231

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company within a reasonable time prior to the mailing of the proxy statement for such Meeting but no later than March 17, 1998.

                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              WILLIAM R. BAUERLE, SECRETARY

Denver, Colorado
July 15, 1997

                                      PROXY

                                LASER STORM, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 15, 1997


     The undersigned hereby  constitutes and appoints Robert J. Cooney,  William
R. Bauerle and John E. McNutt and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.001 par value common stock ("Common Stock") of Laser Storm, Inc. (the "Company") at the Annual Meeting of Stockholders (the "Meeting") to be held at Laser Storm of Arapahoe Village, 5150 East Arapahoe Road, Littleton, Colorado 80122, on August 15, 1997, at 9:00 a.m. Mountain Time, and at all adjournments thereof for the following purposes:

     1. Election of Directors;

        [  ] FOR THE DIRECTOR              [  ]  WITHHOLD AUTHORITY TO
VOTE FOR
             NOMINEES LISTED BELOW       ALL NOMINEES LISTED BELOW
             (EXCEPT AS MARKED TO
             THE CONTRARY BELOW)

         INSTRUCTIONS:  TO   WITHHOLD AUTHORITY  TO VOTE FOR ANY
         INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S
         NAME IN THE LIST BELOW.

                    Robert J. Cooney
                    William R. Bauerle
                    John E. McNutt

     2. Approve the 1996 Incentive and Nonstatutory Stock Option Plan;

        [  ] FOR          [  ] AGAINST              [  ] ABSTAIN FROM
VOTING

     3. Adopt an amendment to Article II of the Company's Restated Articles of Incorporation With Amendments to add paragraph 7 which specifically provides that the Company's shareholders do not have preemptive rights to acquire unissued shares of the Company; and

          [  ]  FOR                 [  ] AGAINST               [  ] ABSTAIN FROM
VOTING

     4. In their discretion, the Proxies are authorized to vote upon such other business as lawfully may come before the Meeting.

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING (1) FOR ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS; (2) TO APPROVE THE 1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN; AND (3) TO ADOPT AN AMENDMENT TO ARTICLE II OF THE RESTATED ARTICLES OF INCORPORATION WITH AMENDMENTS TO ADD PARAGRAPH 7.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Annual Report to Shareholders furnished therewith.


                                            Dated and Signed:
                                                                          , 1997
                                            ------------------------------

                                            ------------------------------------

                                            ------------------------------------
                                            Signature(s)  should  agree with the
                                            name(s) stenciled hereon. Executors,
                                            administrators,  trustee,  guardians
                                            and  attorneys  should  so  indicate
                                            when   signing.   Attorneys   should
                                            submit powers of attorney.